Exhibit 99.1

Golub Capital BDC, Inc. Announces Preliminary Fiscal Year 2024 Second Quarter Financial Results and Declares Fiscal Year 2024 Third Quarter Distribution of $0.39 Per Share

NEW YORK, NY, April 22, 2024 - Golub Capital BDC, Inc., a business development company (Nasdaq: GBDC), today announced estimated financial results for its second fiscal quarter ended March 31, 2024. GBDC will release its finalized results for its second fiscal quarter on May 6, 2024.

"GBDC had another very strong quarter. Record Adjusted Net Investment Income per share reflected both continued strong operating performance and the impact of the previously announced unilateral waiver to reduce the incentive fee rate that took effect on January 1, 2024," said Chief Executive Officer David Golub.

Except where the context suggests otherwise, the terms "GBDC", "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

Set forth in the table below are certain preliminary estimates of our financial condition and results of operations for the three months ended March 31, 2024. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company's financial results for the three months ended March 31, 2024. Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months ended March 31, 2024 are finalized. These preliminary estimates have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL RESULTS

	Estimated Ranges for the three months ended March 31, 2024	
Net Investment Income Per Share		
Net investment income per share	$ 0.50	$ 0.52
Amortization of purchase premium per share[1]	0.00*	0.00*
Adjusted net investment income per share[1]	0.50	0.52
Accrual (reversal) for capital gain incentive fee per share	—	—
Adjusted net investment income before accrual for capital gain incentive fee per share[1]	0.50	0.52
Net realized/unrealized gain/(loss) per share		
Net realized/unrealized gain/(loss) per share	0.03	0.05
Reversal of unrealized loss resulting from the purchase premium per share[1]	(0.00)*	(0.00)*
Adjusted net realized/unrealized gain/(loss) per share[1]	0.03	0.05
Earnings/(loss) per share		
Earnings per share	0.53	0.57
Adjusted earnings/(loss) per share[1]	0.53	0.57
Return on Equity		
Adjusted net investment income return on equity[2]	13.2 %	13.7 %
Adjusted return on equity[3]	14.0 %	15.1 %

* Represents an amount less than $0.01.

Based on the estimated range of earnings per share in the table above, the Company is estimating a net asset value per share between $15.10 and $15.14 as of March 31, 2024, as shown below:

Exhibit 99.1

Net Asset Value Per Share		
Actual net asset value per share, December 31, 2023	$ 15.03	$ 15.03
Estimated Earnings per share for the three months ended March 31, 2024	0.53	0.57
Supplemental Distribution paid on March 15, 2024	(0.07)	(0.07)
Quarterly Distribution paid on March 29, 2024	(0.39)	(0.39)
Estimated net asset value per share, March 31, 2024	$ 15.10	$ 15.14

Other Second Fiscal Quarter 2024 Preliminary Estimates

- During the three months ended March 31, 2024, the Company originated $22.1 million in new middle-market investment commitments. Approximately 96% of the new middle-market investment commitments were one stop loans, 2% were senior secured loans, 2% were equity and other securities and an amount less than 1% were subordinated debt loans. Of the new middle-market investment commitments, $9.6 million funded at close. Total investments at fair value are estimated to have decreased by approximately $49.0 million during the three months ended March 31, 2024 after factoring in debt repayments, sales of securities, net fundings on revolvers, and net change in unrealized gains (losses).
- The Company estimates that our GAAP debt-to-equity ratio, net[4] decreased to 1.17x as of March 31, 2024. On April 8, 2024, the Company redeemed $500.0 million in aggregate principal amount of its 3.375% Notes due in 2024 (the "2024 Notes"). The 2024 Notes were redeemed at 100% of their principal amount, plus the accrued and unpaid interest thereon. On April 22, 2024, the Company made repayments totaling $126.0 million on the notes of its $602 million term debt securitization (the "2018 Debt Securitization") and its $908 million term debt securitization (the "GCIC 2018 Debt Securitization"). After giving pro forma effect to the full redemption of the 2024 Notes and principal repayments on the 2018 Debt Securitization and GCIC 2018 Debt Securitization, the Company's GAAP debt-to-equity ratio, net[4] would have decreased to 1.12x as of March 31, 2024.
- The Company estimates that non-accrual investments as a percentage of total investments at fair value and cost decreased to approximately 0.9% and 1.5%, respectively, from 1.1% and 1.7%, respectively, as of December 31, 2023. Additionally, the Company estimates that the number of non-accrual investments remained at nine investments as of March 31, 2024, as the disposition of one portfolio company investment and the return to accrual status of two portfolio company investments was offset by the addition of three portfolio company investments.
- On April 12, 2024, the Company filed an amended registration statement on Form N-14, which included a joint proxy statement of the Company and Golub Capital BDC 3, Inc. ("GBDC 3") and a prospectus of the Company, in connection with the Company's proposed merger with GBDC 3. The registration statement was declared effective by the SEC on April 15, 2024 and the special meetings for each of the Company's and GBDC 3's stockholders are scheduled for May 29, 2024. We remain excited about the proposed merger with GBDC 3, which we anticipate to close shortly after the special meetings, subject to stockholder approvals and other customary closing conditions.
- On April 19, 2024, our board of directors declared a quarterly distribution of $0.39 per share, which is payable on June 21, 2024 to stockholders of record as of May 2, 2024.

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[1] On September 16, 2019, the Company completed its acquisition of Golub Capital Investment Corporation ("GCIC"). The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC's stockholders exceeded the relative fair values of the assets acquired, the premium paid by the Company was allocated to the cost of the GCIC assets acquired by the Company pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, the Company recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities acquired from GCIC will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on such loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired.

As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company is providing the following non-GAAP financial measures that it believes are useful for the reasons described below:

- **"Adjusted Net Investment Income"** and **"Adjusted Net Investment Income Per Share"** – excludes the amortization of the purchase premium from net investment income calculated in accordance with GAAP.
- **"Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee"** - Adjusted Net Investment Income excluding the accrual or reversal for the capital gain incentive fee required under GAAP;
- **"Adjusted Net Realized and Unrealized Gain/(Loss)"** and **"Adjusted Net Realized and Unrealized Gain/(Loss) Per Share"** – excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss from the amortization of the premium from the determination of realized and unrealized gain/(loss) in accordance with GAAP.

• “Adjusted Net Income/(Loss)” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). The Company believes that excluding the financial impact of the purchase premium write down in the above non-GAAP financial measures is useful for investors as it is a non- cash expense/loss resulting from the acquisition of GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee under GAAP is useful as a portion of such accrual is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors. 2 Adjusted net investment income return on equity is calculated as (1) (a) the adjusted net investment income per share (b) annualized by multiplying by four and (2) divided by the estimated net asset value per share. 3 Adjusted return on equity is calculated as (1) (a) the adjusted earnings/(loss) per share (b) annualized by multiplying by four and (2) divided by the estimated net asset value per share. 4 GAAP debt to equity, net is calculated as (1) total debt reduced by available cash, cash equivalents, and foreign currencies, divided by (2) total net assets. Conference Call The Company will host an earnings conference call at 11:00 am (Eastern Time) on Tuesday, May 7, 2024 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (888) 330-3529 approximately 10-15 minutes prior to the call; international callers should dial +1 (646) 960-0656. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 3.31.2024 Earnings Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 11:59 p.m. (Eastern Time) on May 21, 2024. To hear the replay, please dial (800) 770-2030. International dialers, please dial +1 (647) 362-9199. For all replays, please reference program ID number 5111111. ABOUT GOLUB CAPITAL BDC, INC. Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies ("Golub Capital"). ABOUT GOLUB CAPITAL Golub Capital is a market-leading, award-winning direct lender and experienced credit asset manager. The firm specializes in delivering reliable, creative and compelling financing solutions to companies backed by private equity sponsors. Golub Capital’s sponsor finance expertise also forms the foundation of its Broadly Syndicated Loan and Credit Opportunities investment programs. Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from private equity sponsors and investors. As of January 1, 2024, Golub Capital had over 875 employees and over $65 billion of capital under management, a gross measure of invested capital including leverage. For more information, please visit golubcapital.com. FORWARD-LOOKING STATEMENTS This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. Contact: Christopher Ericson 312-212-4036 cericson@golubcapital.com Source: Golub Capital BDC, Inc. Exhibit 99.1